SLM Student Loan Trust 2004-9 Quarterly Servicing Report
Report Date: 6/30/2005 Reporting Period: 4/1/05-6/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2005	Activity	6/30/2005

A	i	Portfolio Balance	$2,653,152,127.53	($285,224,077.44)	$2,367,928,050.09
	ii	Interest to be Capitalized	29,843,344.79		25,696,181.97

	iii	Total Pool	$2,682,995,472.32		$2,393,624,232.06

	iv	Specified Reserve Account Balance	6,707,488.68		5,984,060.58
	v	Capitalized Interest	2,000,000.00		2,000,000.00

	vi	Total Adjusted Pool	$2,691,702,961.00		$2,401,608,292.64

B	i	Weighted Average Coupon (WAC)	3.262%		3.273%
	ii	Weighted Average Remaining Term	119.25		116.93
	iii	Number of Loans	815,522		748,798
	iv	Number of Borrowers	425,818		393,611
	v	Aggregate Outstanding Principal Balance — T-Bill	$259,799,442.06		$229,447,439.45
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$2,423,196,030.26		$2,164,176,792.61

							% of	% of
	Notes			Spread	Balance 4/25/05	O/S Securities	Balance 7/25/05	O/S Securities

C	i	A-1 Notes	78442GMU7	-0.010%	$349,160,877.49	12.914%	$53,603,174.82	2.226%
	ii	A-2 Notes	78442GMV5	0.020%	897,000,000.00	33.177%	897,000,000.00	37.248%
	iii	A-3 Notes	78442GMW3	0.090%	487,000,000.00	18.012%	487,000,000.00	20.223%
	iv	A-4 Notes	78442GMX1	0.130%	602,000,000.00	22.266%	602,000,000.00	24.998%
	v	A-5 Notes	78442GMY9	0.150%	277,812,000.00	10.275%	277,812,000.00	11.536%
	vi	B Notes	78442GMZ6	0.330%	90,737,000.00	3.356%	90,737,000.00	3.768%

	vii	Total Notes			$2,703,709,877.49	100.000%	$2,408,152,174.82	100.000%

	Reserve Account		4/25/2005	7/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$6,707,488.68	$5,984,060.58
	iv	Reserve Account Floor Balance ($)	$3,000,049.00	$3,000,049.00
	v	Current Reserve Acct Balance ($)	$6,707,488.68	$5,984,060.58

	Capitalized Interest Account		4/25/2005	7/25/2005

E	i	Current Capitalized Interest Account Balance ($)	$2,000,000.00	$2,000,000.00

	Asset/Liability		4/25/2005	7/25/2005

F	i	Total Adjusted Pool	$2,691,702,961.00	$2,401,608,292.64
	ii	Total Outstanding Balance Notes	$2,703,709,877.49	$2,408,152,174.82
	iii	Difference	$(12,006,916.49)	$(6,543,882.18)
	iv	Parity Ratio	0.99556	0.99728

II. 2004-9 Transactions from: 04/1/2005 through: 06/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$269,848,721.35
	ii	Principal Collections from Guarantor	25,169,568.05
	iii	Principal Reimbursements	497.484.51
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$295,515,773.91

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$19,675.33
	ii	Capitalized Interest	(10,311,371.80)

	iii	Total Non-Cash Principal Activity	$(10,291,696.47)

C	Total Student Loan Principal Activity		$285,224,077.44

D	Student Loan Interest Activity
	i	Regular Interest Collections	$9,103,734.23
	ii	Interest Claims Received from Guarantors	520,956.84
	iii	Collection Fees/Returned Items	149,316.91
	iv	Late Fee Reimbursements	444,484.95
	v	Interest Reimbursements	129,351.70
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	10,216,407.45
	viii	Subsidy Payments	5,082,682.96

	ix	Total Interest Collections	$25,646,935.04

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,850.78
	ii	Capitalized Interest	10,311,371.80

	iii	Total Non-Cash Interest Adjustments	$10,313,222.58

F	Total Student Loan Interest Activity		$35,960,157.62

G	Non-Reimbursable Losses During Collection Period		$0.00

H	Cumulative Non-Reimbursable Losses to Date		$65.41

III. 2004-9 Collection Account Activity 4/1/2005 through 6/30/2005

A	Principal Collections
	i	Principal Payments Received	$53,479,780.90
	ii	Consolidation Principal Payments	241,538,508.50
	iii	Reimbursements by Seller	11,223.19
	iv	Borrower Benefits Reimbursements	427,851.46
	v	Reimbursements by Servicer	111.90
	vi	Re-purchased Principal	58,297.96

	vii	Total Principal Collections	$295,515,773.91

B	Interest Collections
	i	Interest Payments Received	$22,276,586.55
	ii	Consolidation Interest Payments	2,647,194.93
	iii	Reimbursements by Seller	151.80
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	128,063.80
	vi	Re-purchased Interest	1,136.10
	vii	Collection Fees/Return Items	149,316.91
	viii	Late Fees	444,484.95

	ix	Total Interest Collections	$25,646,935.04

C	Other Reimbursements		$267,225.40

D	Reserves in Excess of the Requirement		$723,428.10

E	Interest Rate Cap Proceeds		$0.00

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts		$1,356,148.09

H	Funds borrowed during previous distribution		$0.00

I	Funds borrowed from subsequent distribution		$0.00

J	Funds released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$323,509,510.54

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(3,922,407.71)

K	NET AVAILABLE FUNDS		$319,587,102.83

L	Servicing Fees Due for Current Period		$1,882,295.27

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$20,000.00

	Total Fees Due for Period		$1,902,295.27

IV. 2004-9 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2005	6/30/2005	3/31/2005	6/30/2005	3/31/2005	6/30/2005	3/31/2005	6/30/2005	3/31/2005	6/30/2005
INTERIM:
In School
Current	2.770%	2.770%	238,210	151,255	29.210%	20.200%	$900,339,121.42	$500,842,882.00	33.935%	21.151%

Grace
Current	2.770%	2.770%	66,211	77,779	8.119%	10.387%	220,640,613.54	307,901,756.73	8.316%	13.003%

TOTAL INTERIM	2.770%	2.770%	304,421	229,034	37.328%	30.587%	$1,120,979,734.96	$808,744,638.73	42.251%	34.154%
REPAYMENT
Active
Current	3.799%	3.742%	256,230	256,009	31.419%	34.189%	$811,654,367.85	$772,507,905.36	30.592%	32.624%
31-60 Days Delinquent	3.739%	3.691%	22,043	26,558	2.703%	3.547%	64,410,804.01	74,601,703.60	2.428%	3.151%
61-90 Days Delinquent	3.660%	3.646%	15,640	18,548	1.918%	2.477%	43,095,816.92	50,268,293.21	1.624%	2.123%
91-120 Days Delinquent	3.580%	3.629%	12,454	12,409	1.527%	1.657%	34,587,440.75	32,389,406.43	1.304%	1.368%
> 120 Days Delinquent	3.634%	3.603%	46,642	42,996	5.719%	5.742%	113,184,105.84	106,127,647.11	4.266%	4.482%

Deferment
Current	2.921%	2.862%	76,144	90,122	9.337%	12.036%	215,127,049.95	301,777,669.50	8.108%	12.744%

Forbearance
Current	3.605%	3.592%	75,474	65,614	9.255%	8.763%	234,367,975.89	203,878,657.81	8.834%	8.610%

TOTAL REPAYMENT	3.621%	3.532%	504,627	512,256	61.878%	68.410%	$1,516,427,561.21	$1,541,551,283.02	57.155%	65.100%
Claims in Process (1)	3.668%	3.695%	6,474	7,508	0.794%	1.003%	$15,744,831.36	$17,632,128.34	0.593%	0.745%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.262%	3.273%	815,522	748,798	100.000%	100.000%	$2,653,152,127.53	$2,367,928,050.09	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-9 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.222%	419,364	$1,141,481,912.02	48.206%
- GSL - Unsubsidized	3.040%	280,732	939,772,041.28	39.688%
- PLUS Loans	4.178%	45,861	278,042,829.11	11.742%
- SLS Loans	5.729%	2,841	8,631,267.68	0.365%

- Total	3.273%	748,798	$2,367,928,050.09	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.190%	510,265	$1,809,567,724.63	76.420%
- Two Year	3.412%	141,720	330,676,834.69	13.965%
- Technical	3.731%	96,806	227,666,797.79	9.615%
- Other	2.766%	7	16,692.98	0.001%

- Total	3.273%	748,798	$2,367,928,050.09	100.000%

*     Percentages may not total 100% due to rounding.

VI. 2004-9 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$15,895,914.15
B	Interest Subsidy Payments Accrued During Collection Period		4,619,815.17
C	SAP Payments Accrued During Collection Period		11,881,660.23
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)		1,356,148.09
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$33,753,537.64

G	Interest Rate Cap Payments Due to the Trust
			Cap

	i	Cap Notional Amount	$715,000,000.00

	ii	Libor (Interpolated first period)	3.16063%
	iii	Cap %	4.00000%

	iv	Excess Over Cap (ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2004-9 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.007964093	4/25/05-7/25/05	3.15063%
B	Class A-2 Interest Rate	0.008039926	4/25/05-7/25/05	3.18063%
C	Class A-3 Interest Rate	0.008216870	4/25/05-7/25/05	3.25063%
D	Class A-4 Interest Rate	0.008317981	4/25/05-7/25/05	3.29063%
E	Class A-5 Interest Rate	0.008368537	4/25/05-7/25/05	3.31063%
F	Class B Interest Rate	0.008823537	4/25/05-7/25/05	3.49063%

VIII. 2004-9 Inputs From Prior Period 3/31/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,653,152,127.53
	ii	Interest To Be Capitalized	29,843,344.79

	iii	Total Pool	$2,682,995,472.32
	iv	Specified Reserve Account Balance	6,707,488.68
	v	Capitalized Interest	2,000,000.00

	vi	Total Adjusted Pool	$2,691,702,961.00

B	Total Note and Certificate Factor		0.893921665
C	Total Note Balance		$2,703,709,877.49

D	Note Balance 4/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	0.521135638	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$349,160,877.49	$897,000,000.00	$487,000,000.00	$602,000,000.00	$277,812,000.00	$90,737,000.00

	iii	Note Principal Shortfall	$12,006,916.49	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$6,707,488.68
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-9 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$319,587,102.83	$319,587,102.83

B	Primary Servicing Fees-Current Month		$1,882,295.27	$317,704,807.56

C	Administration Fee		$20,000.00	$317,684,807.56

D	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1	$2,780,749.53	$314,904,058.03
	ii	Class A-2	$7,211,813.47	$307,692,244.56
	iii	Class A-3	$4,001,615.83	$303,690,628.73
	iv	Class A-4	$5,007,424.80	$298,683,203.93
	v	Class A-5	$2,324,879.99	$296,358,323.94

	vii	Total Noteholder’s Interest Distribution	$21,326,483.62

E	Class B Noteholders’ Interest Distribution Amount		$800,621.27	$295,557,702.67

F	i	Class A-1	$295,557,702.67	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class B	$0.00	$0.00

	vii	Total Noteholder’s Principal Distribution	$295,557,702.67

G	Increase to the Specified Reserve Account Balance		$0.00	$0.00

H	Carryover Servicing Fees		$0.00	$0.00

I	Excess to Certificateholder		$0.00	$0.00

X. 2004-9 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due			$2,780,749.53	$7,211,813.47	$4,001,615.83	$5,007,424.80	$2,324,879.99	$800,621.27
	ii	Quarterly Interest Paid			2,780,749.53	7,211,813.47	4,001,615.83	5,007,424.80	2,324,879.99	800,621.27

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$302,101,584.85	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			295,557,702.67	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$6,543,882.18	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$298,338,452.20	$7,211,813.47	$4,001,615.83	$5,007,424.80	$2,324,879.99	$800,621.27

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/05			$2,703,709,877.49
	ii	Adjusted Pool Balance 6/30/05			2,401,608,292.64

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$302,101,584.85

	iv	Adjusted Pool Balance 3/31/05			$2,691,702,961.00
	v	Adjusted Pool Balance 6/30/05			2,401,608,292.64

	vi	Current Principal Due (iv-v)			$290,094,668.36
	vii	Principal Shortfall from Prior Period			12,006,916.49

	viii	Principal Distribution Amount (vi + vii)			$302,101,584.85

	ix	Principal Distribution Amount Paid			$295,557,702.67

	x	Principal Shortfall (viii - ix)			$6,543,882.18

C		Total Principal Distribution			$295,557,702.67
D		Total Interest Distribution			22,127,104.89

E		Total Cash Distributions			$317,684,807.56

F	Note Balances			4/25/2005	Paydown Factor	7/25/2005
	i	A-1 Note Balance	78442GMU7	$349,160,877.49		$53,603,174.82
		A-1 Note Pool Factor		0.521135638	(0.441130900)	0.080004739

	ii	A-2 Note Balance	78442GMV5	$897,000,000.00		$897,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GMW3	$487,000,000.00		$487,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GMX1	$602,000,000.00		$602,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GMY9	$277,812,000.00		$277,812,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GMZ6	$90,737,000.00		$90,737,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$6,707,488.68
	ii	Deposits to correct Shortfall			$0.00
	iii	Total Reserve Account Balance Available			$6,707,488.68
	iv	Required Reserve Account Balance			$5,984,060.58

	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve — Release to Waterfall			$723,428.10
	vii	Ending Reserve Account Balance			$5,984,060.58

XI. 2004-9 Historical Pool Information

			4/1/05-6/30/05	1/1/05-3/31/05	9/23/04-12/31/04

Beginning Student Loan Portfolio Balance			$2,653,152,127.53	$2,835,992,611.54	$2,951,175,597.48

	Student Loan Principal Activity
	i	Regular Principal Collections	$269,848,721.35	$181,879,729.09	$120,654,382.94
	ii	Principal Collections from Guarantor	25,169,568.05	7,215,196.77	$1,168,434.25
	iii	Principal Reimbursements	497,484.51	574,407.22	$721,702.83
	iv	Other System Adjustments	0.00	0.00	$0.00

	v	Total Principal Collections	$295,515,773.91	$189,669,333.08	$122,544,520.02
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$19,675.33	$24,163.19	$41,982.82
	ii	Capitalized Interest	(10,311,371.80)	(6,853,012.26)	$(7,403,516.90)

	iii	Total Non-Cash Principal Activity	$(10,291,696.47)	$(6,828,849.07)	$(7,361,534.08)

(-)	Total Student Loan Principal Activity		$285,224,077.44	$182,840,484.01	$115,182,985.94

	Student Loan Interest Activity
	i	Regular Interest Collections	$9,103,734.23	$8,514,492.36	$8,954,355.81
	ii	Interest Claims Received from Guarantors	520,956.84	124,676.72	$10,298.62
	iii	Collection Fees/Returned Items	149,316.91	155,861.14	$82,404.69
	iv	Late Fee Reimbursements	444,484.95	490,962.68	$446,987.37
	v	Interest Reimbursements	129,351.70	71,865.87	$11,916.69
	vi	Other System Adjustments	0.00	0.00	$0.00
	vii	Special Allowance Payments	10,216,407.45	7,360,578.36	$364,278.60
	viii	Subsidy Payments	5,082,682.96	5,537,206.30	$489,893.77

	ix	Total Interest Collections	$25,646,935.04	$22,255,643.43	$10,360,135.55

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,850.78	$2,551.57	$(1,352.10)
	ii	Capitalized Interest	10,311,371.80	6,853,012.26	$7,403,516.90

	iii	Total Non-Cash Interest Adjustments	$10,313,222.58	$6,855,563.83	$7,402,164.80

	Total Student Loan Interest Activity		$35,960,157.62	$29,111,207.26	$17,762,300.35

(=)	Ending Student Loan Portfolio Balance		$2,367,928,050.09	$2,653,152,127.53	$2,835,992,611.54
(+)	Interest to be Capitalized		$25,696,181.97	$29,843,344.79	$27,933,391.29

(=)	TOTAL POOL		$2,393,624,232.06	$2,682,995,472.32	$2,863,926,002.83

(+)	Reserve Account Balance		$5,984,060.58	$6,707,488.68	$7,159,815.01

(+)	Capitalized Interest		$2,000,000.00	$2,000,000.00	$2,000,000.00

(=)	Total Adjusted Pool		$2,401,608,292.64	$2,691,702,961.00	$2,873,085,817.84

XII. 2004-9 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-05	$2,863,926,003	10.14%

Apr-05	$2,682,995,472	14.44%

Jul-05	$2,393,624,232	20.73%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.